Exhibit 10.27

December 21, 2018

Marquis Affiliated Holdings LLC
Marquis Industries, Inc.

2743 Highway 76

Chatsworth, Georgia 30705

Attention: Weston A. Godfrey, Jr.
Facsimile No.: (706) 695-2384

RE:       Consent to Turf Business Sale (this "Agreement")

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of July 6, 2015 (as at any time amended, modified, restated or supplemented, the "Loan Agreement"), among MARQUIS AFFILIATED HOLDINGS LLC, a Delaware limited liability company ("Holdings"), MARQUIS INDUSTRIES, INC., a Georgia corporation, and successor by merger with A-O Industries, LLC, a Georgia limited liability company, Astro Carpet Mills, LLC, a Georgia limited liability company, Constellation Industries, LLC, a Georgia limited liability company, and S F Commercial Properties, LLC, a Georgia limited liability company ("Marquis", together with Holdings, collectively, "Borrowers" and each individually, a "Borrower"), and BANK OF AMERICA, N.A., a national banking association ("Lender"). Capitalized terms used in this letter agreement (this “Agreement”) and not defined herein shall have the meanings given to such terms in the Loan Agreement.

Borrowers have informed Lender of Marquis’ intent to sell and dispose of its turf line of business (the “Turf Business Sale”) to Viridian Fibers, LLC pursuant to a certain Bill of Sale and Assignment and Assumption Agreement dated December 21, 2018, between Marquis and Viridian Fibers, LLC (the “Turf Business Bill of Sale”), for a purchase price of $5,534,085.28. The Turf Business Sale will include the sale and disposition of certain Equipment, the Inventory described on Exhibit A attached hereto, and the “A-O” trademark, logo and tradename and all goodwill and rights appurtenant thereto (together with such Equipment and Inventory, collectively, the “Specified Assets”).

Under Section 8.4.2 of the Loan Agreement, no Borrower shall sell or otherwise dispose of any Equipment without the prior written consent of Lender, subject to certain exceptions inapplicable in the context of the Turf Business Sale. In addition, under Section 10.2.6 of the Loan Agreement, no Borrower may make any Asset Disposition, subject to certain exceptions inapplicable in the context of the Turf Business Sale.

Borrowers have requested that Lender consent to the sale of the Specified Assets. Lender is willing to do so on the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Consent to Sale and Disposition of Specified Assets; Release of Liens on Specified Assets. Subject to the satisfaction of the conditions set forth in Section 2 hereof, each in form and substance satisfactory to Lender, Lender hereby waives compliance with Sections 8.4.2 and 10.2.6 of the Loan Agreement solely to the extent necessary to permit Marquis to sell and dispose of the Specified

Assets to Viridian Fibers, LLC pursuant to the Turf Business Sale. Subject to the satisfaction of the conditions set forth in Section 2 hereof, Lender agrees to release its Liens upon the Specified Assets (including by filing a UCC-3 amendment in the form attached hereto as Exhibit C) upon deposit of proceeds of the Turf Business Sale in an amount not less than $3,530,797.50 into the Dominion Account. The partial release set forth in this Agreement shall not constitute a release of Lender's Lien upon any assets of Borrower other than the Specified Assets.

Marquis Industries, Inc.
December 21, 2018

2.                  Conditions Precedent. The effectiveness of the consent contained in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a)       Lender shall have received a counterpart of this Agreement, duly executed by Borrowers.

3.                  Miscellaneous.

(a)                Each Borrower hereby ratifies and reaffirms the Obligations, the Loan Agreement, each of the other Loan Documents and all of such Borrower's covenants, duties, indebtedness and liabilities under the Loan Agreement and the other Loan Documents.

(b)               Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and as of the close of business on December 18, 2018, (i) the unpaid principal amount of the Revolver Loans totaled $5,748,354.55, and (ii) outstanding Letters of Credit totaled $72,715.00.

(c)                Each Borrower represents and warrants to Lender, to induce Lender to enter into this Agreement, that no Default or Event of Default exists immediately prior to and immediately after giving effect to this Agreement, including, without limitation, pursuant to Section 11.1(f) due to any breach under (i) a certain guaranty from Marquis in favor of STORE CAPITAL ACQUISITIONS, LLC, a Delaware limited liability company ("STORE"), with respect to the obligations owing by MARQUIS REAL ESTATE HOLDINGS, LLC, a Delaware limited liability company ("SPE"), to STORE under certain lease and loan documentation to which SPE and STORE are parties from time to time, or (ii) certain lease documentation between Marquis and Banc of America Leasing & Capital, LLC, as in existence from time to time; the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate or limited liability company action on the part of such Borrower and this Agreement has been duly executed and delivered by such Borrower; all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct in all material respects on and as of the effective date of this Agreement (except for representations and warranties that expressly relate to an earlier date); and attached hereto as Exhibit B is a true, correct and complete copy of the Turf Business Bill of Sale, duly executed by the parties thereto. This Agreement shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

(d)               Except as otherwise expressly provided in this Agreement, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

(e)                This Agreement shall be effective when accepted by Lender (notice of which acceptance is hereby waived), whereupon this Agreement shall be a contract governed by and construed in accordance with the internal laws of the State of Georgia and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

Marquis Industries, Inc.
December 21, 2018

(f)                To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that such Borrower has not transferred or assigned to any Person any claim that such Borrower ever had or claimed to have against Lender.

(g)               To the fullest extent permitted by Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Agreement.

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signatures appear on following pages.]

Marquis Industries, Inc.
December 21, 2018

The parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers on the date first written above.

LENDER:

BANK OF AMERICA, N.A.

By: /s/ Steve Siravo
Name: Steve Siravo
Title: SVP

[Signatures continue on following page.]

BORROWERS:

ATTEST:	MARQUIS AFFILIATED HOLDINGS LLC

/s/ Tony Isaac	By: /s/ Jon Isaac
Tony Isaac, Secretary	Jon Isaac, President and Chief Executive officer

[COMPANY SEAL]

Attest:	MARQUIS INDUSTRIES, INC.

/s/ Tim Young	By: Weston A. Godfrey, Jr.
Tim Young, Secretary	Name: Weston A Godfrey, Jr., Chief Executive Officer
Title: CEO

[CORPORATE SEAL]